Exhibit 10.2

Directors Deferral Plan

Plan Document

Effective January 1, 2018

Directors Deferral Plan

Plan Document

Effective January 1, 2018

Jacobs Directors Deferral Plan

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Directors Deferral Plan

Plan Document

Effective January 1, 2018

	8.2	Beneficiary Designation, Change, Spousal Consent	11
	8.3	Acknowledgement	12
	8.4	No Beneficiary Designation	12
	8.5	Doubt as to Beneficiary	12
	8.6	Discharge of Obligations	12

ARTICLE 9	[Reserved]		13

ARTICLE 10	Termination, Amendment or Modification		13

	10.1	Termination	13
	10.2	Amendment	13
	10.3	Plan Agreement	13
	10.4	Effect of Payment	14

ARTICLE 11	Administration		14

	11.1	Committee Duties	14
	11.2	Administration Upon Change in Control	14
	11.3	Agents	15
	11.4	Binding Effect of Decisions	15
	11.5	Indemnity of Administrator	15
	11.6	Missing Payees	15
	11.7	Payment Delay or Acceleration	15

ARTICLE 12	Other Benefits and Agreements		16

	12.1	Coordination with Other Benefits	16

ARTICLE 13	Claims Procedures		16

	13.1	Presentation of Claim	16
	13.2	Notification of Decision	16
	13.3	Review of a Denied Claim	17
	13.4	Decision on Review	17
	13.5	Legal Action	17
	13.6	Payment Following Resolution of Claim	17

ARTICLE 14	Trust		18

	14.1	Establishment of the Trust	18
	14.2	Interrelationship of the Plan and the Trust	18
	14.3	Distributions From the Trust	18

Jacobs Directors Deferral Plan

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Directors Deferral Plan

Plan Document

Effective January 1, 2018

	14.4	Investment of Trust Assets	18

ARTICLE 15	Miscellaneous		19

	15.1	Status of Plan	19
	15.2	Unsecured General Creditor	19
	15.3	Company Liability	19
	15.4	Nonassignability	19
	15.5	Not a Contract of Employment or Retention	19
	15.6	Furnishing Information	20
	15.7	Terms	20
	15.8	Captions	20
	15.9	Governing Law	20
	15.10	Notice	20
	15.11	Successors	20
	15.12	Spouse’s Interest	20
	15.13	Validity	21
	15.14	Incompetent	21
	15.15	Payments to Spouses	21
	15.16	Distribution in the Event of Taxation	21
	15.17	Payment Delays due to Company Insolvency	22
	15.18	Insurance	22
	15.19	Legal Fees to Enforce Rights After Change in Control	22
	15.20	Code Section 409A	23

Jacobs Directors Deferral Plan

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Directors Deferral Plan

Plan Document

Effective January 1, 2018

JACOBS ENGINEERING GROUP INC.

DIRECTORS DEFERRAL PLAN

Introduction

The purpose of this Plan is to provide specified benefits to the non-employee outside directors of Jacobs Engineering Group Inc. This Plan is unfunded for tax purposes. This Plan is a new plan, effective with respect to amounts deferred beginning January 1, 2018. It replaces the Company’s 2005 Executive Deferral Plan with respect to any benefits provided therein to Directors.

The Company, the Administrator, and the Committee reserve full discretionary authority to operate the Plan to prohibit distributions, elections, or other actions that would trigger taxation under section 409A of the Code. This authority includes, but is not limited to, the authority to stop, delay, or review elections or distribution requests.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, at any given time, the balance in a Participant’s Deferral Account. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Administrator” shall mean the administrator described in Sections 11.1 and 11.2.

1.3	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

1.4	“Beneficiary Designation Form” shall mean the form (written or electronic) established from time to time by the Administrator that a Participant completes, executes and submits to the Administrator to designate one or more Beneficiaries.

1.5	“Board” shall mean the board of directors of the Company.

1.6	“Change in Control” shall have the same meaning as contained in the Company’s 1999 Stock Incentive Plan, as it may be amended from time to time.

1.7	“Claimant” shall have the meaning set forth in Section 13.1.

1.8	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.9	“Committee” shall mean the committee described in Article 11.

1.10	“Company” shall mean Jacobs Engineering Group Inc. and any successor to all or substantially all of the Company’s assets or business.

1.11	“Deduction Limitation” shall mean the amount above which distributions otherwise payable to a Participant (or his or her Beneficiary) under the Plan, when combined with other compensation paid to a Participant (or his or her Beneficiary) for a taxable year, would not be deductible by the Company (or any affiliate) by reason of the limitation imposed by Code Section 162(m). The Deduction Limitation shall be determined by the Company in good faith. Once an amount has been determined by the Company not to be deductible because of the Deduction Limitation, the Company may defer the amount that would otherwise be paid to a Participant (or his or her Beneficiary). Any amounts so deferred will remain in the Participant’s Account Balance, and shall be entitled to continued crediting and debiting of additional amounts in accordance with Section 3.5 below. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary during the first year, as determined by the Company in good faith, in which the deductibility of such payment will not be barred by application of Section 162(m). Notwithstanding any other provision in this Plan, to the extent consistent with Section 15.20, the Deduction Limitation shall not apply to distributions that become payable after a Change in Control.

1.12	“Deferral Account” shall mean (i) the sum of all of a Participant’s Deferral Amounts, plus or less, as the case may be, (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

1.13	“Deferral Amount” shall mean that portion of a Participant’s Directors Fees or Equity Pay that a Participant elects to have, and is, deferred in accordance with Article 3.

1.14	“Director” shall mean any non-employee member of the Board.

1.15	“Directors Fees” shall mean the annual fees paid by the Company, including retainer fees and meetings fees, chair fees, and lead director fees, as compensation for serving on the Board.

1.16	“Disability” shall mean a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and resulting in the Director being unable to engage in any substantial gainful activity.

1.17	“Election Form” shall mean the form (or forms) established from time to time by the Administrator that a Participant completes, executes and submits to the Administrator to make an election under the Plan.

1.18	“Equity Pay” shall mean the payments (whether payable in cash or stock) made pursuant to an equity award that is granted to a Director under the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (or its successor) and is designated by the Committee as eligible for deferral under this Plan. Except as designated otherwise by the Committee, Equity Pay shall include dividend equivalent rights that are payable under the equity award.

1.19	“Measurement Funds” shall have the meaning set forth in Section 3.5.

1.20	“Participant” shall mean any Director (i) who elects to participate in the Plan, (ii) who executes an Election Form and a Beneficiary Designation Form, (iii) whose executed Election Form and Beneficiary Designation Form are accepted by the Administrator, (iv) who commences participation in the Plan, and (v) whose Plan participation has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.21	“Plan” shall mean this Directors Deferral Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

1.22	“Plan Year” shall mean a period beginning on January 1 of a particular calendar year and continuing through December 31 of such calendar year.

1.23	“Separation from Service” shall mean a “separation from service,” as such term is defined in Code section 409A and guidance thereunder, as a Director of the Company for any reason.

1.24	“Trust” shall mean one or more trusts established to hold Plan assets (whether or not in combination with assets of another plan), including pursuant to that certain Master Trust Agreement for the Executive Deferral Plan, dated as of June 1, 1991 between the Company and the trustee named therein, as amended from time to time, or any successor thereto.

1.25	“Unforeseeable Financial Emergency” shall mean severe financial hardship to a Participant resulting from an illness or accident of the Participant or the Participant’s spouse or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in the sole discretion of the Administrator.

ARTICLE 2

Eligibility and Enrollment

2.1	Eligibility. Participation in the Plan shall be limited to Directors.

2.2	Enrollment Requirements. As a condition to participation, each Director shall complete, execute and submit to the Committee an Election Form and a Beneficiary Designation Form, within the time period set by the Committee, in its sole discretion, for the purpose of returning documents and forms. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Eligibility; Commencement of Participation. A Director shall commence participation in the Plan on the first day of the Plan Year following the date on which he or she has (i) satisfied all Enrollment Requirements and (ii) has had his or her Election Form and Beneficiary Designation Form accepted by the Committee. Notwithstanding the previous sentence, the Committee may, in its sole and absolute discretion and only to the extent consistent with Section 15.20, permit:

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

(a)	a new Director to commence participation in the Plan mid-Plan Year by completing the requirements of (i) and (ii) and electing to defer Directors Fees but only with respect to services to be performed subsequent to the election and only if the election is made within 30 days after the date the Director becomes eligible to participate; and/or

(b)	a Director to commence participation in the Plan mid-Plan Year in order to defer Equity Pay in accordance with Section 3.2(b).

ARTICLE 3

Deferral Election/Crediting

3.1	Deferral Election. A Director may make an irrevocable election to defer a portion of his or her Directors Fees or Equity Pay for a Plan Year, subject to such rules and any minimum and/or maximum deferrals set by the Committee or in the applicable Election Form. Deferrals shall be a fixed percentage of the applicable Directors Fees or Equity Pay. Except as otherwise provided on the Election Form, for Equity Pay that is settled in shares of stock, the number of shares deferred shall be rounded down to the next highest whole number of shares.

3.2	Timing of Deferral Elections. A Director’s election must be received by the Committee no later than the deadline it specifies. In no event will such date be later than the last day of the Plan Year preceding the Plan Year in which the services begin to be performed for which the Directors Fees are paid or the Equity Pay is awarded (which typically is the year in which the Equity Pay is granted); provided, however:

(a)	Newly eligible Participants may make their initial deferral elections as provided in Section 2.3; and

(b)	To the extent permitted by the Committee, Directors may elect to defer Equity Pay no later than the following deadline:

(i)	the last day of the Company’s taxable year that ends immediately before the start of the period for which the deferred compensation is considered “fiscal year compensation” (within the meaning of Treas. Reg. § 1.409A-2(a)(6)); or

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

(ii)	the thirtieth (30th) day after the grant date, to the extent the deferred compensation is subject to a condition requiring the Participant to continue to provide services for a period of at least 12 months from the grant date and provided that such election also is at least 12 months in advance of the earliest date at which the forfeiture condition on such deferred compensation would otherwise lapse (consistent with Treas. Reg. § 1.409A-2(a)(5));

provided, however, that, notwithstanding the terms of an applicable Equity Pay award agreement or other underlying deferred compensation and to the extent necessary to comply with Code Section 409A, for purposes of vesting or payment of such deferred compensation upon either disability or change in control, the terms “disability” and “change in control” shall have the applicable meanings defined in Section 409A, but only to the extent inconsistent with the otherwise applicable definitions and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

3.3	Withholding of Deferral Amounts. For each Plan Year, the Deferral Amount shall be withheld at the time the Directors Fees are or otherwise would be paid to the Participant. With respect to Equity Pay, the Deferral Amount shall be withheld at the time the shares underlying the Equity Pay are or would have been issued (or, if the Equity Pay is payable in cash, at the time the Equity Pay is or would otherwise have been paid).

3.4	Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

3.5	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, deferral amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Election of Measurement Funds. At the time a Director becomes a Participant in the Plan, he or she may designate one or more Measurement Funds which shall be used to determine what additional amounts are to be credited or debited, as the case may be, to his or her Account Balance. Such designations shall apply to the Deferral Amount, as such amounts are deferred by the Participant, and shall remain in force until changed by the Participant in accordance with the policies and procedures as set forth by the Administrator, from time to time, which policies and procedures may be changed, modified, and/or amended by the Administrator, without prior notice, at the Administrator’s sole discretion. Until changed by the Administrator: (i) Measurement

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

Fund allocation designations must be made in whole percentage points of 1%, or multiples thereof, not to exceed 100%; (ii) a Participant may change his or her Measurement Fund allocation elections on a daily basis, and (iii) a change in Measurement Fund allocations will take effect on the next business day following the election. Notice of any change in Measurement Fund elections must be made to the Administrator, or its designee, in a form acceptable to it as determined by it in its sole discretion. If a Participant fails to designate a Measurement Fund with respect to all or a portion of his or her Account Balance, such amounts shall be deemed invested in the default Measurement Fund (or Funds) designated by the Administrator, which may be changed by the Administrator from time to time without notice to Participants.

(b)	Measurement Funds. A Participant may elect one or more measurement funds (the “Measurement Funds”) from among those selected by the Administrator for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Administrator may, in its sole discretion, discontinue, substitute or add Measurement Funds. In selecting the Measurement Funds that are available from time to time, neither the Administrator nor the Company shall be liable to any Participant for such selection or adding, deleting or continuing any available Measurement Fund.

(c)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Administrator in its sole discretion, as though (i) a Participant’s Account Balance as of the close of business on each date were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such date, at the closing price on such date; (ii) the portion of the Deferral Amount, if any, that was actually deferred on that date were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such date; and (iii) any distribution made to a Participant on that date ceased being invested in the Measurement Fund(s), in the percentages applicable to such date, at the closing price on such date.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

(d)	No Actual Investment. Notwithstanding any other provision in this Plan, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(e)	Equity Pay. Notwithstanding any other provision in this Plan and except as otherwise determined by the Administrator, to the extent a Participant elects to defer Equity Pay, such portion of the Deferral Amount shall be tracked in common stock of the Company. Except as otherwise determined by the Administrator, adjustments or substitutions to such shares of common stock shall be made consistent with adjustments or substitutions that are applied under the equity plan pursuant to which the Equity Pay award was originally granted. The Administrator may limit (or prohibit) any change in allocation to or from such Company stock and may establish rules applicable to accounting for, crediting, or allocating any dividends payable on such Company stock.

3.6	Distributions. The Company or the trustee of the Trust shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes (domestic or foreign) required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

ARTICLE 4

Payment Elections

4.1	Time of Payment. As part of each Deferral Election made pursuant to Article 3, the Director must specify on the Election Form the applicable time that payment will be made (or will commence), in accordance with rules set forth by the Committee. For example, the Committee

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

may allow Directors to elect to receive the Deferral Amount (a) as of a specified date, (b) upon his or her Separation from Service, or (c) upon the earlier of (a) or (b); or any other payment triggers (or combinations of payment triggers) permissible under Code section 409A. To the extent permitted by the Committee and on the Election Form, a Participant may elect different times of payment with respect to different percentages or dollar amounts (if applicable) of the Deferral Amount. Except as otherwise provided on the Election Form, with respect to an election to receive a portion of Equity Pay, the number of shares payable on each payment date shall be rounded down to the next highest whole number of shares. If a Participant fails to make any election as to the time of payment for a Deferral Amount (or a portion thereof), then such amount shall be paid (or begin to be paid) thirty (30) days after the date which is six months after the date the Participant Separates from Service as a Director.

4.2	Form of Payment. As part of each Deferral Election made pursuant to Article 3, the Director must specify the applicable form in which payment will be made upon each alternative payment trigger, to the extent permitted by the Committee. For example, the Committee may allow Directors to elect to receive the Deferral Amount in a single lump sum payment or in annual installments payable over a specified period. To the extent permitted by the Committee and on the Election Form, the Director may elect different forms of payment with respect to different alternative payment triggers. If a Participant fails to make any election as to the form of payment for a Deferral Amount (or a portion thereof or an applicable payment trigger permitted pursuant to Section 4.1), then such amount shall be payable in a single lump sum.

Except as otherwise specified by the Committee and on the Election Form, if a Director elects to receive payments in annual installments over a number of years, the installments shall be calculated as follows: For the Plan Year in which payments begin, the Account Balance of the Participant (or, with respect to Equity Pay shares deferred, the number of shares payable over the installment period) shall be calculated as of the close of business on the last business day of the month immediately preceding the month in which payments are scheduled to begin. For subsequent Plan Years, the Account Balance (or the number of shares) of the Participant shall be calculated as of the close of business on the last business day of the preceding Plan Year. The annual installment for each Plan Year shall be calculated by multiplying this balance (or number of shares) by a fraction, the numerator of which is the number of monthly payments to be made during the Plan Year, and the denominator of which is the remaining number of monthly payments due the Participant or Beneficiary. For purposes of determining the number of shares payable, the number of shares shall be rounded down to the next highest whole number of shares. Dividend equivalents and accumulated dividends shall be payable using the Account Balance method.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

4.3	Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency the Participant may petition the Administrator to (i) cancel any deferrals required to be made by a Participant and, if such cancellation is insufficient to satisfy the Unforeseeable Financial Emergency, (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance or the amount reasonably necessary to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If the Administrator determines that an Unforeseeable Financial Emergency exists, cancellation shall take effect upon the date of such determination, and any payout shall be made thirty (30) days after such date. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation and any partial payout shall be deducted from a Participant’s existing Account Balances on a pro rata basis.

4.4	Subsequent Election. After the Deferral Election is irrevocable, a Participant may make an election to change an existing payment election to an allowable alternative payout period by submitting a new Election Form to the Administrator, provided that any such Election Form is submitted at least one (1) year prior to the otherwise applicable payment date and delays the Participant’s initial payment by a period of at least five (5) years. For purposes of such election changes, the right to a series of installment payments shall be treated as the right to a single payment.

ARTICLE 5

Distributions

5.1	Plan Benefit. Payment of a Participant’s Account Balance shall be made in a single lump sum or shall commence in installments (or in such other form or forms) as elected by the Participant in his or her Deferral Election and shall be subject to the Deduction Limitation.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

5.2	Payment Upon Separation from Service. Any payment upon Separation from Service shall be made (or begin to be made) thirty (30) days after the earlier of (a) the date which is six (6) months after the date the Participant Separates from Service, or (b) the Participant’s death.

5.3	Payment Upon Other Payment Triggers. Except as otherwise elected by the Participant or established by the Committee on the Election Form, a payment upon a payment trigger other than Separation from Service will be made (or begin to be made) thirty (30) days after the payment trigger. For example, this rule will apply for payments upon death or Disability.

5.4	Death Prior to Completion of Payment. Unless otherwise elected by the Participant, if a Participant dies after payments begin but before the Account Balance is paid in full, the Participant’s payments shall be paid to the Participant’s Beneficiary in a single lump sum as soon as practicable after the Participant’s death.

ARTICLE 6

[Reserved]

ARTICLE 7

[Reserved]

ARTICLE 8

Beneficiary Designation

8.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

8.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary or Beneficiaries by completing and executing the Beneficiary Designation Form, and submitting it to the Administrator or its designated agent. A Participant shall have the right to

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Administrator, must be executed by that Participant’s spouse and submitted to the Administrator. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.

8.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.5	Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Administrator’s satisfaction.

8.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Administrator from all further obligations under this Plan with respect to the Participant, and that Participant’s participation shall terminate upon such full payment of benefits.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

ARTICLE 9

[Reserved]

ARTICLE 10

Termination, Amendment or Modification

10.1	Termination. Although it is anticipated that the Plan will continue for an indefinite period of time, there is no guarantee that the Company will continue the Plan. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time by action of the Board. Upon termination of the Plan, the Company will pay each Participant a single lump-sum distribution of his or her entire Account Balance, to the extent consistent with Section 15.20. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

10.2	Amendment. The Company may, at any time, through the Board amend or modify the Plan, in whole or in part; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Separation from Service as of the effective date of the amendment or modification, and (ii) no amendment or modification to clause (i) of this Section 10.2 or Section 11.2 of the Plan shall be effective.

10.3	Plan Agreement. The terms of any Plan agreement may be different for any Participant, and a Plan agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant. Despite the provisions of Sections 10.1 and 10.2 above, if a Participant’s Plan agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

10.4	Effect of Payment. The full payment of the applicable benefit under Article 5 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan participation shall terminate.

ARTICLE 11

Administration

11.1	Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by a Committee appointed by the Board, which Committee may consist, in part or in full, of persons who are not on the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

11.2	Administration Upon Change in Control. For purposes of this Plan, the Company (via the Committee described in Section 11.1) shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Participants’ Separation from Service or death, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

11.3	Agents. In the administration of this Plan, the Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

11.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5	Indemnity of Administrator. The Company shall indemnify and hold harmless the members of the Committee, any employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such employee or the Administrator.

11.6	Missing Payees. If the Administrator cannot locate any person or estate entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such benefit as forfeited. If the person or estate should later make a valid claim for the benefit or otherwise be located, any amounts so forfeited shall be reinstated (without any interest or earnings adjustment) and paid to the person or estate, as otherwise provided by this Plan, unless the benefit has been escheated to a state government.

11.7	Payment Delay or Acceleration. Notwithstanding any other provision in this Plan, the Administrator may, in its sole and absolute discretion, delay or accelerate payments under the Plan to the extent consistent with Section 15.20.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

ARTICLE 12

Other Benefits and Agreements

12.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Directors. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 13

Claims Procedures

13.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2	Notification of Decision. The Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

Jacobs Directors Deferral Plan

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Effective January 1, 2018

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 13.3 below.

13.3	Review of a Denied Claim. Within 60 days after receiving a notice from the Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Administrator a written request for a review of the denial of the claim. In conjunction with filing an appeal (but no later than the date the appeal is filed), the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Administrator, in its sole discretion, may grant.

13.4	Decision on Review. The Administrator shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Administrator’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Administrator deems relevant.

13.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

13.6	Payment Following Resolution of Claim. If a Participant is entitled to a payment following the resolution of a claim pursuant to this Article 13, such payment will be made during the calendar year in which the claim is finally and conclusively resolved, or, if later, at the time set forth in accordance with Article 4.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

ARTICLE 14

Trust

14.1	Establishment of the Trust. The Company has established the Trust and shall at least annually transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Deferral Amounts for the Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

14.2	Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

14.3	Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

14.4	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Administrator or investment manager appointed by the Administrator, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Administrator.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

ARTICLE 15

Miscellaneous

15.1	Status of Plan. The Plan is not intended to qualify under Code section 401(a) or be subject to the Employee Retirement Income Security Act of 1974, as amended.

15.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company, including any assets held in the Trust. For purposes of the payment of benefits under this Plan, the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3	Company Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and any Plan agreement as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

15.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person or be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

15.5	Not a Contract of Employment or Retention. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or retention between the Company (or any of its affiliates) and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company (or any of its affiliates), either as an employee or a director, or to interfere with the right to discipline or discharge the Participant at any time.

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Directors Deferral Plan

Plan Document

Effective January 1, 2018

15.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary.

15.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9	Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Texas without regard to its conflicts of laws principles.

15.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Jacobs Engineering Group Inc.
Employee Benefits
1999 Bryan Street, Suite 1200
Dallas, TX 75201

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

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Directors Deferral Plan

Plan Document

Effective January 1, 2018

15.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14	Incompetent. If the Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15	Payments to Spouses. If a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse. The Plan will honor only those domestic relations orders that satisfy the requirements set forth by the Administrator, which may be modified from time to time without notice to Participants.

15.16	Distribution in the Event of Taxation.

(a)	In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant under Code section 409A prior to receipt, an amount equal to the taxable portion of his or her benefit will be distributed immediately to the Participant in the form of a lump sum (which amount shall not exceed the Participant’s unpaid Account Balance under the Plan). Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with Section 4.6(d) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

Jacobs Directors Deferral Plan

Directors Deferral Plan

Plan Document

Effective January 1, 2018

15.17	Payment Delays due to Company Insolvency. Notwithstanding any other provision in this Plan, payment of a Participant’s benefits will be delayed in the event that making the payment will jeopardize the ability of the Company to continue as a going concern. A payment delayed pursuant to this Section 15.17 will be made during the first calendar year in which making the payment would not have such effect.

15.18	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company have applied for insurance.

15.19	Legal Fees to Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board or a shareholder of the Company, or of any successor corporation, or the Administrator or the Committee, might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation, or the Administrator or any member of the Committee, has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction. In order to be eligible for counsel at the expense of the Company or

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Effective January 1, 2018

successor (or reimbursement of counsel fees to the extent the Company or successor initially refuses to pay such expenses) pursuant to this Section 15.19, fees and expenses must be incurred on or after a Change in Control and before the later of (i) the closing of the Participant’s estate, and (ii) the closing of the estate of each Beneficiary. Any payment made on behalf of a Participant or to which a Participant is entitled pursuant to this Section must be made no later than the last day of the Participant’s taxable year following the taxable year in which the related fee or expense is incurred.

15.20	Code Section 409A. The Plan is intended to avoid any “plan failures” within the meaning of Code section 409A(a)(1). The Plan shall be interpreted and administered, to the extent possible, in accordance with this intention.

IN WITNESS WHEREOF, the Company has executed this Plan document as of September 27, 2017.

Jacobs Engineering Group Inc.

By:	/s/ Joanne Caruso
Title:	Senior Vice President, Global Human Resources

Jacobs Directors Deferral Plan